UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 16, 2010
BioClinica, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-11182	11-2872047

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

826 Newtown-Yardley Road, Newtown, PA	18940

(Address of Principal Executive Offices)	(Zip Code)
(267) 757-3000

(Registrant’s telephone number,
including area code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          David Stack has resigned as a member of the Board of Directors (the “Board”) of BioClinica, Inc. (the “Company”), effective November 16, 2010, as well as from his position as a member of the Audit Committee of the Board. The Board of the Company accepted Mr. Stack’s notice of resignation, which is attached as an Exhibit hereto and incorporated herein by reference, from his positions, effective November 16, 2010. The Company notes that Mr. Stack’s resignation was not the result of any disagreement with the Company relating to the Company’s operations, policies or practices. Mr. Stack had served as a member of the Board since January 2000. Mr. Stack has had the opportunity to review and comment on the disclosure set forth in this Current Report on Form 8-K.
          On November 17, 2010, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, the Board approved the appointment of Wallace P. Parker, Jr. as a director of the Company, effective immediately. Mr. Parker will also serve as a member of the Audit Committee and Compensation Committee of the Board.
          Mr. Parker, age 61, served as President of KeySpan Energy’s Energy Delivery & Customer Relationship Group and CEO of KeySpan Services, Inc. from 2001 — 2007, during which period he oversaw operations that generated over $5 billion in revenue and managed assets in excess of $12 billion. He has broad-based experience in operations management, sales and marketing, engineering, customer relations and human resources. Mr. Parker has a comprehensive management background, having been with KeySpan Energy, from 1971-2007, where he was promoted to positions of increasing responsibilities. KeySpan Energy, which was one of the largest energy companies in the United States, was acquired by National Grid in 2007. Mr. Parker is a graduate of Lehigh University and also completed the Harvard Business School Advanced Management Program. He is active in several business, civic and not-for-profit organizations. Among those organizations are First Community Bank, where he serves on the Board and is Chair of the Marketing and Compensation Committees, Centenary College, New York City Relief and Cancer Hope Network, where he is President and CEO. He has won numerous awards during his career, and was inducted into the American Gas Association “Hall of Fame” for industry marketing contributions.
          Also on November 17, 2010, as per the director compensation program approved by the Compensation Committee of the Board, the Company granted 12,500 restricted stock units to Mr. Parker with the following vesting schedule: 1/6 of the RSUs shall vest upon Mr. Parker’s appointment to the Board, and the remaining 5/6 of the RSUs shall vest in equal installments upon completion of each successive month of Board service over the period ending on the date of the Company’s next annual meeting of stockholders. Such vesting was pro-rated to reflect the nine month period remaining between the date of Mr. Parker’s appointment to the Board and the date of the Company’s next annual meeting of stockholders. Each RSU which vests will entitle the director to one share of common stock upon his cessation of Board service.

Item 9.01.
Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

17.1	Letter, dated November 16, 2010, from David Stack to the Company.

99.1	Press Release of BioClinica, Inc. dated November 18, 2010

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BIOCLINICA, INC.
Dated: November 18, 2010	By:	/s/ Mark L. Weinstein
		Name:	Mark L. Weinstein
		Title:	President and Chief Executive Officer